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                                                                   EXHIBIT 23.1

        INDEPENDENT AUDITORS' CONSENT AND REPORT ON FINANCIAL STATEMENT
                      SCHEDULE OF MUZAK LIMITED PARTNERSHIP

  We consent to the use in this Registration Statement relating to the sale of Senior Notes by Muzak Limited Partnership and Muzak Capital Corporation on Amendment No. 3 to Form S-1 of our report dated March 6, 1996 (August 23, 1996, as to Note 10) on the financial statements of Muzak Limited Partnership as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

  Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Muzak Limited Partnership, listed in Item 16(b). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Seattle, Washington

August 28, 1996